WEINBERG & COMPANY, PA
                        Town Executive Center
                     6100 Glades Road, Suite 314
                      Boca Raton, Florida 33434


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form 8-K Current Report, as amended, dated April 26, 1999, of Americom USA, Inc. our our report as of December 31, 1998 and 1997, dated April
23, 19999 relating to the financial statements of Kiosk
Software, Inc. which appear in such Form 8-K.


                              WEINBERG & COMPANY PA
                              Certified Public Accountants


Boca Raton, Florida
April 23, 1999